Exhibit 2.1

AGREEMENT AND PLAN OF MERGER BY AND AMONG KLEVER MARKETING, INC., DARKPULSE TECHNOLOGIES INC., AND DPTH ACQUISITION CORPORATION

Table of Contents

ARTICLE 1 Merger	1
1.1 Effects of Merger.	1
1.2 Effect on Company Capital Stock and Merger Subsidiary Capital Stock.	3
1.3 Rights of Holders of Company Capital Stock.	3
1.4 Procedure for Surrender and Exchange of Certificates.	3
1.5 [Intentionally deleted].	4
1.6 Directors and Officers of the Surviving Company.	4
1.7 Tax Treatment.	5
1.8 Additional Merger Consideration.	5
ARTICLE 2 Representations and Warranties of Company	5
2.1 Organization and Good Standing.	5
2.2 Authority and Authorization; Conflicts; Consents.	5
2.3 Capitalization.	6
2.4 Litigation.	6
2.5 No Brokers or Finders.	7
2.6 Tax Matters.	7
2.7 Contracts and Commitments.	8
2.8 Affiliate Transactions.	8
2.9 Compliance with Laws; Permits.	9
2.10 Financial Statements.	9
2.11 No Undisclosed Liabilities.	9
2.12 Books and Records.	9
2.13 Real Property.	9
2.14 Insurance.	10
2.15 Absence of Certain Developments.	10
2.16 Employee Benefit Plans.	10
2.17 Employees.	10
2.18 Proprietary Information and Inventions.	11
2.19 Intellectual Property.	11
2.20 Tax-Free Reorganization.	11
2.21 Full Disclosure.	11
ARTICLE 3 Representations and Warranties of Parent and Merger Subsidiary	11
3.1 Organization and Good Standing.	11
3.2 Authority and Authorization; Conflicts; Consents.	11

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3.3 Capitalization.	12
3.4 Litigation.	13
3.5 No Brokers or Finders.	13
3.6 Tax Matters.	13
3.7 Contracts and Commitments.	14
3.8 Affiliate Transactions.	15
3.9 Compliance with Laws; Permits.	15
3.10 Exchange Act Reports.	15
3.11 No Undisclosed Liabilities.	16
3.12 Books and Records.	16
3.13 Real Property.	16
3.14 Insurance.	16
3.15 Environmental Matters.	16
3.16 Absence of Certain Developments.	17
3.17 Employee Benefit Plans.	18
3.18 Employees.	18
3.19 Proprietary Information and Inventions.	19
3.20 Intellectual Property.	19
3.21 Tax-Free Reorganization.	19
3.22 Full Disclosure.	19
3.23 Validity of Parent Common Stock.	19
3.24 Private Placement.	19
3.25 Trading Matters.	19
3.26 Shell Company Status.	19
3.27 Prepaid Assets.	19
ARTICLE 4 Conduct of Business Pending the Merger	19
4.1 Conduct of Business by Parent	20
4.2 Conduct of Business by Company	20
ARTICLE 5 Additional Covenants and Agreement	20
5.1 Governmental Filings.	20
5.2 Expenses.	21
5.3 Due Diligence; Access to Information; Confidentiality.	21
5.4 Tax Treatment	22
5.5 Press Releases.	22
5.6 Securities Law Filings.	22
5.7 Merger Consideration; Securities Act Exemption.	22

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5.8 No Solicitation.	22
5.9 Failure to Fulfill Conditions.	23
5.10 Preparation of Periodic and Current Reports.	23
5.11 Notification of Certain Matters.	23
5.12 Directors and Officers of Parent.	23
5.13 Disposition of Business.	23
ARTICLE 6 Conditions	23
6.1 Conditions to Obligations of Each Party.	24
6.2 Additional Conditions to Obligations of Parent and Merger Subsidiary.	24
6.3 Additional Conditions to Obligations of Company.	25
ARTICLE 7 Termination	27
7.1 Termination	27
ARTICLE 8 General Provisions	28
8.1 Notices.	28
8.2 No Survival.	28
8.3 Interpretation.	29
8.4 Severability.	29
8.5 Entire Agreement; Schedules; Amendment; Waiver.	29
8.6 Counterparts; Delivery.	29
8.7 Third-Party Beneficiaries.	29
8.8 Governing Law.	29
8.9 Jurisdiction; Service of Process.	29
ARTICLE 9 Certain Definitions	30

Exhibits:

Exhibit A – Form of Surviving Company Certificate of Incorporation

Exhibit B – Form of Surviving Company Bylaws

Exhibit C – [Intentionally deleted]

Exhibit D – [Intentionally deleted]

Exhibit E – [Intentionally deleted]

Exhibit F – [Intentionally deleted]

Exhibit G – Form of Indemnification Agreement

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into effective as of the ___ day of April, 2018 (the “Effective Date”), by and among Klever Marketing, Inc., a Delaware corporation (“Parent”), DarkPulse Technologies Inc., a New Brunswick corporation (“Company”), and DPTH Acquisition Corporation, a Utah corporation (“Merger Subsidiary”). Certain capitalized terms used in this Agreement are defined in Article 9.

Background

A.	The respective Boards of Directors of the parties have (i) determined that it is in the best interests of such corporations and their respective security holders to consummate a merger of Merger Subsidiary with and into Company (the “Merger”) and (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement;

B.	Pursuant to the Merger, among other things, the outstanding shares of capital stock of Company will be converted into the right to receive upon Closing (as defined in this Agreement) and thereafter, the Merger Consideration (as defined in this Agreement);

C.	The parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan. Accordingly, the parties intend that the Merger qualify as a “reorganization,” within the meaning of Code Section 368(a), and that, with respect to the Merger and within the meaning of Code Section 368(b), each of Parent, Merger Subsidiary and Company will be a “party to a reorganization;”

D.	Prior to the Merger, Parent will effect a reverse stock split of its shares of Common Stock, and the parties intend that the aggregate number of shares of Parent Common Stock to be held by Initial Parent Stockholders after the Merger (including any adjustments pursuant to this Agreement) will be approximately 15,000,000 shares of Parent Common Stock.

Agreement

In consideration of the foregoing, and the representations, warranties, and covenants contained in this Agreement, each party hereby agrees as follows:

ARTICLE 1
Merger

At the Merger Time (as defined herein), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Utah Revised Business Corporation Act or any successor statute (the “URBCA”), Merger Subsidiary will merge with and into Company, the separate corporate existence of Merger Subsidiary will cease, and Company will continue as the surviving corporation and as a wholly owned subsidiary of Parent. Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Company.”

1.1             Effects of Merger.

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(a)              From and after the Merger Time, (i) Company’s Certificate of Incorporation as in effect immediately prior to the Merger Time shall be amended and restated in its entirety as set forth on Exhibit A hereto, and, as so amended and restated shall be the certificate of incorporation of the Surviving Company, and (ii) Company’s bylaws as in effect immediately prior to the Merger Time shall be amended and restated in their entirety as set forth on Exhibit B hereto, and, as so amended and restated shall be the bylaws of the Surviving Company.

(b)             From and after the Merger Time and until further altered or amended in accordance with applicable law: (i) all of the rights, privileges, immunities, powers, franchises and authority—both public and private—of Company and Merger Subsidiary shall vest in the Surviving Company; (ii) all of the assets and property of Company and Merger Subsidiary of every kind, nature and description—real, personal and mixed, and both tangible and intangible—and every interest therein, wheresoever located, including without limitation all debts or other obligations belonging or due to Company or Merger Subsidiary, all claims and all causes of action, shall be vested absolutely and unconditionally in the Surviving Company; and (iii) all debts and obligations of Company and Merger Subsidiary, all rights of creditors of Company or Merger Subsidiary and all liens or security interests encumbering any of the property of Company or Merger Subsidiary shall be vested in the Surviving Company and shall remain in full force and effect without modification or impairment and shall be enforceable against the Surviving Company and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Company in its own name and for its own behalf. Without limiting the generality of the foregoing, the Surviving Company specifically assumes all continuing obligations which Company or Merger Subsidiary would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Company’s certificate of incorporation, bylaws and pursuant to the URBCA, with respect to any and all claims arising out of actions taken or omitted by Company’s officers and directors prior to the Merger Time.

(c)              Each of Parent, Company and Merger Subsidiary shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the URBCA at the Merger Time. If, at any time after the Merger Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Company or Merger Subsidiary, the officers of Parent, and the officers of Surviving Company on behalf of Company and Merger Subsidiary, shall take all such lawful and necessary action.

(d)             Subject to the provisions of Article 6 and Article 7, the closing of the transactions contemplated hereby (the “Closing,” and the date of the Closing will be referred to interchangeably as the “Closing Date,” as the case may be) shall take place at such location, on such date and at such time as Company and Parent mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article 6, but in no event later than five business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing date, to effect the Merger, the parties will cause Articles or Certificates of Merger or Amalgamation or similar filings under relevant state and provincial law (the “Certificate(s) of Merger”) to be filed with the State of Utah and the Province of New Brunswick, Canada. The Merger shall be effective upon the filing of the Certificate(s) of Merger (the “Merger Time”).

(e)              At the Closing, Parent’s outstanding capital stock shall consist of approximately 15,000,000 shares of Common Stock (the “Pre-Closing Common Stock”), and at the Merger Time after the issuance of the shares of Parent Common Stock to the holders of Company Common Stock pursuant to Section 1.2 below, the Pre-Closing Common Stock shall represent approximately 15% of all of the issued and outstanding capital stock of the Parent.

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1.2             Effect on Company Capital Stock and Merger Subsidiary Capital Stock. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Merger Time:

(a)              Each share of Company Common Stock issued and outstanding immediately prior to the Merger Time will be cancelled and extinguished and automatically converted into the right to receive 85,000 fully paid and non-assessable shares of Parent Common Stock. Parent will issue to each holder of Company Common Stock certificates or Book Entries evidencing the number of shares of Parent Common Stock determined in accordance with the foregoing. Immediately after the Merger Time, holders of Company Common Stock immediately prior to the Merger shall hold approximately 85% of the issued and outstanding shares of Parent Common Stock (including shares reserved for issuance pursuant to stock option plan(s)), or approximately 85,000,000 shares (including 6,000,000 shares reserved for issuance to stock option plan(s)).

(b)             Each share of common stock, $0.001 par value per share, of Merger Subsidiary issued and outstanding immediately prior to the Merger Time will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company; and

(c)              All shares of Parent Common Stock issued upon the surrender of and exchange of Company Common Stock for shares in accordance with the terms and conditions of this Section 1.2 will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

1.3             Rights of Holders of Company Capital Stock.

(a)              From and after the Merger Time and until surrendered for exchange, each outstanding stock certificate or Book Entry that, immediately prior to the Merger Time, represented shares of Company Common Stock will be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Parent Common Stock into which such shares of Company Common Stock will have been converted pursuant to Section 1.2(a) above. The record holder of each such outstanding certificate or Book Entry representing shares of Company Common Stock, will, immediately after the Merger Time, be entitled to vote the shares of Parent Common Stock into which such shares of Company Common Stock have been converted on any matters on which the holders of record of the Parent Common Stock, as of any date subsequent to the Merger Time, are entitled to vote. In any matters relating to such certificates or Book Entries of Company Common Stock, Parent may rely conclusively upon the record of stockholders maintained by Company containing the names and addresses of the holders of record of Company Common Stock on the Closing Date.

(b)             At the Merger Time, Parent shall have reserved a sufficient number of authorized but unissued shares of Parent Common Stock for issuance in connection with the issuance of the Merger Consideration upon automatic conversion of Company Common Stock into Parent Common Stock at the Merger Time.

1.4             Procedure for Surrender and Exchange of Certificates.

(a)              After the Merger Time, each record holder of outstanding shares of Company Common Stock will be entitled to receive certificates or Book Entries representing the number of whole shares of Parent Common Stock into which shares of Company Common Stock shall have been converted as provided in Section 1.2 hereof. Parent shall not be obligated to deliver certificates representing shares of Parent Common Stock, to which any holder of shares of Company Common Stock is entitled, until such holder surrenders the certificate(s), if any, representing such Company Common Stock. Upon surrender, each certificate evidencing Company Common Stock shall be canceled. If there is a transfer of Company Common Stock ownership that has not been registered in the transfer records of Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of Parent, such certificate, if any, shall be properly endorsed or otherwise be in proper form for transfer, (y) the Person requesting such transfer shall pay any transfer or other Taxes required by reason of the issuance of shares of or certificates, if any, representing shares of Parent Common Stock to a Person other than the registered holder of such shares or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable, and (z) the issuance of such shares of or certificates, if any, representing shares of Parent Common Stock shall not, in the sole discretion of Parent, violate the requirements of Section 4(2) of the Securities Act with respect to the private placement of Parent Common Stock that will result from the Merger.

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(b)             Any shares of Parent Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Parent of a written opinion of counsel reasonably satisfactory in form and substance to Parent to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends will be placed on all certificates representing shares of Parent Common Stock issued in the Merger, substantially as follows:

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION OR SIMILAR REQUIREMENTS OF THE SECURITIES LAWS.

(c)              Excluding any shares of Company Common Stock held in Book Entry, in the event any certificate for shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of a sworn affidavit of that fact by the holder thereof, one or more certificates representing such shares of Parent Common Stock as provided herein; provided, however, that Parent, in its discretion and as a condition precedent to the issuance of such certificates, may require the holder of the shares represented by such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Parent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

1.5             [Intentionally deleted].

1.6             Directors and Officers of the Surviving Company. The directors of Company immediately prior to the Merger Time will become the sole directors of the Surviving Company. As of the Merger Time, the officers of Company immediately prior to the Merger Time will become the sole officers of the Surviving Company. Each such director and officer will hold such office until their respective successors are duly appointed or such Persons are removed from office in accordance with applicable law and the articles of incorporation and bylaws of the Surviving Company.

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1.7             Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a tax-free reorganization under Section 368(a) of the Code (and comparable provisions of any applicable state or local laws).

1.8             Additional Merger Consideration. At Closing, Company shall pay the sum of One Hundred Fifty Thousand Dollars ($150,000) in immediately available funds (the “Closing Payment Amount”) to Parent and or its creditors pursuant to the disbursement schedule set forth in Schedule 1.7. In addition to the Closing Payment Amount, Company has agreed and stipulated that Parent may preserve after Closing as additional merger consideration, the four convertible promissory notes comprising the Carryover Notes (as defined in Section 6.3(r)) in the total aggregate amount of $150,000.

ARTICLE 2
Representations and Warranties of Company

Company hereby represents and warrants to Parent as follows:

2.1             Organization and Good Standing. Company (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and (b) has full corporate power and authority to own and lease its properties and assets and conduct its business. The copies of the certificate of incorporation and bylaws of Company that have been made available to Parent are correct and complete copies of such documents as in effect as of the Effective Date. Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership and leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated by this Agreement.

2.2             Authority and Authorization; Conflicts; Consents.

(a)              Authority and Authorization. Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by Company’s Board of Directors and, except for approval of this Agreement and the Merger by the requisite approval of Company’s stockholders (the “Required Company Stockholder Approval”), no other corporate proceedings on the part of Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Merger and all other transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and, assuming it is a valid and binding obligation of Parent and Merger Subsidiary, constitutes a valid and binding obligation of Company enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)             Conflicts. Neither the execution or delivery by Company of this Agreement or by Company of any Ancillary Document nor consummation by Company of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under its articles of incorporation or bylaws; (2) violate any applicable law or order; or (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than Company to accelerate, increase, terminate, modify or cancel any right or obligation under, any contract to which Company is a party, except where such breach, violation, default, conflict or right described in clause (2) or (3) above will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

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(c)              Consents. Except for (a) the Required Company Stockholder Approval, (b) approvals under applicable state securities laws and (c) the filing of the Certificate(s) of Merger, no consent or approval by, notification to or filing with any Person is required in connection with the execution, delivery or performance by Company of this Agreement or any Ancillary Document or consummation of the transactions contemplated herein or therein by Company, except for any consent, approval, notice or filing, the absence of which will not have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

2.3             Capitalization.

(a)              The authorized, issued and outstanding shares of capital stock of Company and all issued and outstanding options, warrants and convertible promissory notes to purchase or acquire capital stock of Company immediately prior to the Merger Time are set forth on Schedule 2.3(a). All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights, and are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any options, pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), except those restrictions and provisions applicable to the vesting of the Options, Warrants and Convertible Promissory Notes. Other than as described on Schedule 2.3(a), Company has no other equity securities or securities containing any equity features that are authorized, issued or outstanding, including any shares of preferred stock. Except as set forth in Schedule 2.3(a), there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Company any shares of capital stock or other securities of Company of any kind. Except as set forth on Schedule 2.3(a), there are no agreements or other obligations (contingent or otherwise) which may require Company to repurchase or otherwise acquire any shares of its capital stock.

(b)             Except as disclosed on Schedule 2.3(b), Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To Company’s Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Company.

(c)              Schedule 2.3(c) details those Persons to whom Company has granted registration rights, which rights will obligate Company and/or Parent to file a registration statement (or include certain shares in a registration statement filed with the SEC) covering the resale of shares of Parent Common Stock constituting Merger Consideration.

2.4             Litigation. There is no claim whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or other Proceeding pending or, to the Knowledge of Company, threatened against Company or to which Company is a party or that is reasonably expected to adversely affect Company and (b) Company is not subject to any order, in each case that will have a Material Adverse Effect on the ability of Company to consummate the transactions contemplated herein.

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2.5             No Brokers or Finders. Company has no obligation or other liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause any party to this Agreement to become liable for payment of any fee or expense with respect thereto.

2.6             Tax Matters.

(a)              For purposes of this Agreement, “Company Tax Returns” includes all Tax Returns of Company relating to any Taxes with respect to any income, properties or operations of Company or any of its Tax Affiliates. Except as disclosed on Schedule 2.6(a): (i) Company and each of its Tax Affiliates has timely filed (or has had timely filed on its behalf) all Company Tax Returns required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it to any Tax Authority having jurisdiction; (ii) all such Company Tax Returns are complete and accurate in all material respects; (iii) Company and each of its Tax Affiliates has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Company has established on the Company Balance Sheet, in accordance with GAAP, consistently applied, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) Company and each of its Tax Affiliates has complied with all applicable laws, rules and regulations relating to the collection or withholding of Taxes from third parties (including, without limitation, employees) and the payment thereof (including, without limitation, withholding of Taxes under Code Sections 1441 and 1442, or similar provisions under any foreign laws).

(b)             There are no material Liens for Taxes upon any assets of Company or any of its Tax Affiliates, except statutory Liens for Taxes not yet due.

(c)              No deficiency for any Taxes has been proposed, asserted or assessed against Company or any of its Tax Affiliates that has not been resolved and paid in full or is not being contested in good faith. No waiver, extension or comparable consent given by Company or any of its Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Company Tax Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other Proceeding with regard to any Company Tax Returns or Taxes relating to Company or any of its Tax Affiliates, nor is any such Tax audit or other Proceeding pending, nor has there been any notice to Company by any Tax Authority regarding any such Tax audit or other Proceeding, or, to the Knowledge of Company, is any such Tax audit or other Proceeding threatened with regard to any Company Tax Returns or Taxes or relating to Company or any of its Tax Affiliates. Company does not expect the assessment of any additional Taxes of Company for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes relating to Company or any of its Tax Affiliates that would exceed the estimated reserves established on its books and records.

(d)             Neither Company nor any of its Tax Affiliates is liable for Taxes of any other Person nor is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any Tax sharing agreement or any other agreement providing for payments by Company with respect to Taxes. Neither Company nor any of its Tax Affiliates has agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Code Section 481 (or any corresponding provision of state, local or foreign law) in Taxable income. Schedule 2.6(d) contains a list of all jurisdictions in which Company or any of its Tax Affiliates is required to file any Company Return and no claim has been made by a Tax Authority in a jurisdiction where Company or any of its Tax Affiliates does not currently file Company Tax Returns, that Company or any of its Tax Affiliates is or may be subject to Taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Tax Authority with respect to any Taxes of or any of its Tax Affiliates. Neither Company nor any of its Tax Affiliates has entered into any gain recognition agreements under Code Section 367 and the Treasury Regulations promulgated thereunder. Neither Company nor any of its Tax Affiliates is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income Tax purposes.

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(e)              Company has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Code Section 355) in a distribution of stock qualifying for Tax-free treatment under Code Section 355.

(f)              Except as disclosed on Schedule 2.6(f), Company has not requested any extension of time within which to file any Company Return, which return has not since been filed.

(g)             Neither Company nor any Tax Affiliate has, for the five (5) year period preceding the Closing, been a United States real property holding corporation within the meaning of Code Section 897(c)(2).

(h)             There have been made available to Parent true and complete copies of all Company Tax Returns with respect to Taxes based on net income; and any other Company Tax Returns requested by Parent that may be relevant to Company or any of its Tax Affiliates or their respective business, assets or operations for any and all Taxable periods ending before the date hereof; and for any other Taxable years that remain subject to audit or investigation by any Tax Authority.

(i)               Company and each of its Tax Affiliates is a corporation or association Taxable as a corporation for federal income Tax purposes.

(j)               Neither Company nor any of its Tax Affiliates has made any election under Code Section 1362(a) to be an S corporation.

2.7             Contracts and Commitments.(k) Schedule 2.7 lists all material agreements, whether oral or written, to which Company is a party, which are currently in effect, and which relate to the operation of Company’s business. Company has performed all obligations required to be performed by it under the contracts or commitments required to be disclosed on Schedule 2.7 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption. Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed on Schedule 2.7; and Company has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed on such schedule.

2.8             Affiliate Transactions. Except as set forth in Schedule 2.8, and other than pursuant to this Agreement, no officer, director or employee of Company, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest in Company (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such Persons) (collectively, the “Company Insiders”), has any agreement with Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Company (other than ownership of capital stock of Company). Except as set forth on Schedule 2.8, Company is not indebted to any Company Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Company Insider is indebted to Company (except for cash advances for ordinary business expenses). Except as set forth on Schedule 2.8, none of the Company Insiders has any direct or indirect interest in any competitor, supplier or customer of Company or in any Person from whom or to whom Company leases any property, or in any other Person with whom Company transacts business of any nature. The officers, directors and employees of Company have not, by virtue of their employment with or service to Company, usurped any corporate opportunities of any third party to which such officer, director and employee has, or could reasonably be considered to have, a fiduciary duty under any applicable laws. For purposes of this Section 2.8 the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

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2.9             Compliance with Laws; Permits.

(a)              Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Company, Company and its officers, directors, agents and employees have complied with all applicable laws, Environmental Laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against Company, and Company has not received any written notice, alleging a violation of any such laws, Environmental Laws, regulations or other requirements. Company is not relying on any exemption from or deferral of any such applicable law, Environmental Laws, regulation or other requirement that would not be available to Parent after it acquires the properties, assets and business of Company.

(b)             Except as set forth on Schedule 2.9(b), Company has no licenses, permits, Environmental Permits or certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate its properties.

2.10          Financial Statements. Prior to the Closing, Company has made available to Parent audited consolidated balance sheets of Company at December 31, 2017, and the related audited consolidated statements of operations, stockholders’ equity and cash flows of Company for the annual period then ended, as well as an unaudited consolidated balance sheet of Company as of March 31, 2018, and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of Company for the three-month period then ended (together, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of Company as of the respective dates thereof and the results of its operations and cash flows and stockholder equity for the periods indicated.

2.11          No Undisclosed Liabilities. Except as reflected in the balance sheet of Company at March 31, 2018 (the “Latest Company Balance Sheet”), Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen after the date of the Latest Company Balance Sheet in the ordinary course of business, none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit, or (ii) as otherwise set forth on Schedule 2.11.

2.12          Books and Records. The books of account, minute books, stock record books, and other similar records of Company, complete copies of which have been made available to Parent, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

2.13          Real Property. Schedule 2.13 lists all real property leased by Company. Company does not own any real property. Company has good and valid title to all of its leaseholds and other interests free and clear of all Liens, except for such Liens which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The real property to which such leaseholds and other interests pertain constitutes all of the real property used in Company’s business.

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2.14          Insurance. The insurance policies obtained and maintained by Company that are material to Company are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Company is not currently required, but may in the future be required, to pay with respect to any period ending prior to the Effective Date), and Company has received no written notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

2.15          Absence of Certain Developments. Except as disclosed in the Company Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2017, Company has owned and operated its assets, properties and businesses consistent with past practice. Without limiting the generality of the foregoing, except as listed in Schedule 2.15, since December 31, 2017, Company has not:

(a)              experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Company; or

(b)             suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on Company.

2.16          Employee Benefit Plans.

(a)              Company does not have, and has never had, any employee benefit plan (within the meaning of Section 3(3) of ERISA), or any other plan, arrangement, program or payroll practice providing compensation, benefits or perquisites to any class of employees, former employees or directors of Company other than the Agreements relating to the Options, the Warrants and the Convertible Promissory Notes.

(b)             Company does not have, and has never had, any agreement, plan or other arrangement for the benefit of any independent contractor serving Company that is or was treated as a nonqualified deferred compensation plan under Code Section 409A.

(c)              The consummation of the transactions contemplated by this Agreement will not (i) cause any employee, former employee, director or independent contractor to become entitled to any severance pay, unemployment compensation or other payment; (ii) accelerate the time of payment or vesting of any benefit payable to any such Person or (iii) increase the amount of compensation or benefits due to any such Person.

2.17          Employees.

(a)              Schedule 2.17(a) lists, as of the Effective Date, the name, position, base compensation and, for calendar year 2017, total compensation for each employee of Company.

(b)             Except as otherwise set forth in Schedule 2.17(b), or as contemplated by this Agreement, to the Knowledge of Company, (i) neither any executive employee of Company nor any group of the employees of Company has any plans to terminate his, her or its employment; (ii) Company has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Company nor is Company aware of any facts that would give rise to such a claim; (iv) no employee of Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Company; and (v) no employee or former employee of Company has any claim with respect to any intellectual property rights of Company.

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2.18          Proprietary Information and Inventions. Set forth on Schedule 2.18 is a complete and accurate list of all current Company employees, consultants, contractors or other Persons that are subject to a non-disclosure agreement or an alternative employment agreement with Company containing comparable non-disclosure provisions.

2.19          Intellectual Property. Set forth on Schedule 2.19 is a complete and accurate list of all Intellectual Property owned or licensed by Company, and accurately identifies all Persons from which or to which Company licenses all such listed Intellectual Property. For purposes of this Agreement, the term “Intellectual Property” means: (a) patents (including any registrations, continuations, continuations in part, renewals and any applications for any of the foregoing); (b) registered and unregistered copyrights and copyright applications; and (c) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor.

2.20          Tax-Free Reorganization. Company has not taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

2.21          Full Disclosure. The representations and warranties of Company contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which Company has Knowledge that has not been disclosed to Parent pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on Company or materially adversely affect the ability of Company to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 3
Representations and Warranties of Parent and Merger Subsidiary

Parent and Merger Subsidiary hereby jointly and severally represent and warrant to Company as follows:

3.1             Organization and Good Standing. Each of Parent and Merger Subsidiary (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and (b) has full corporate power and authority to own and lease its properties and assets and conduct its business. The copies of the articles of incorporation and bylaws of each of Parent and Merger Subsidiary that have been made available to Company are correct and complete copies of such documents as in effect as of the Effective Date. Parent is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership and leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated by this Agreement. Parent has no subsidiaries other than Merger Subsidiary.

3.2             Authority and Authorization; Conflicts; Consents.

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(a)              Authority and Authorization. The execution, delivery and performance of this Agreement and each Ancillary Document of Parent and Merger Subsidiary have been duly authorized and approved by all necessary corporate action with respect to Parent and Merger Subsidiary, and each such authorization and approval remains in full force and effect. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming it is a valid and binding obligation of Company and constitutes a valid and binding obligation of Parent and Merger Subsidiary enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b)             Conflicts. Neither the execution or delivery by Parent and Merger Subsidiary of this Agreement or any Ancillary Document nor consummation by Parent and Merger Subsidiary of the transactions contemplated herein or therein does or will (with or without the passage of time or giving of notice): (1) constitute a breach of, violate, conflict with or give rise to or create any right or obligation under its articles of incorporation or bylaws; (2) violate any applicable law or order; or (3) constitute a breach or violation of or a default under, conflict with or give rise to or create any right of any Person other than Parent to accelerate, increase, terminate, modify or cancel any right or obligation under, any contract to which Parent or Merger Subsidiary is a party, except where such breach, violation, default, conflict or right described in clause (2) or (3) above will not have a Material Adverse Effect on the ability of Parent and Merger Subsidiary to consummate the transactions contemplated herein.

(c)              Consents. Except for (a) approvals under applicable state securities laws and (b) the filing of the Certificate(s) of Merger, no consent or approval by, notification to or filing with any Person is required in connection with the execution, delivery or performance by Parent or Merger Subsidiary of this Agreement or any Ancillary Document or Parent or Merger Subsidiary’s consummation of the transactions contemplated herein or therein, except for any consent, approval, notice or filing, the absence of which will not have a Material Adverse Effect on the ability of Parent or Merger Subsidiary to consummate the transactions contemplated herein.

3.3             Capitalization.

(a)              The authorized, issued and outstanding shares of capital stock of Parent as of the date hereof are correctly set forth on Schedule 3.3(a). The issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Other than as described on Schedule 3.3(a), Parent has no other equity securities or securities containing any equity features that are authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Parent and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Parent any shares of capital stock or other securities of Parent of any kind. There are no agreements or other obligations (contingent or otherwise) which may require Parent to repurchase or otherwise acquire any shares of its capital stock. Other than as described on Schedule 3.3(a), there are not currently any outstanding capital stock, options, warrants or other rights to acquire any shares of Parent capital stock.

(b)             There are no registration rights and, to Parent’s Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Parent.

(c)              The authorized capital stock of Merger Subsidiary consists of One Hundred (100) shares of common stock, par value $0.001 per share, all of which are issued and outstanding and held of record by Parent as of the date hereof. The issued and outstanding shares of capital stock of Merger Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 3.3(c), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Merger Subsidiary to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock

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(d)             The shares of Parent Common Stock representing the Merger Consideration will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

3.4             Litigation. There is no claim whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or other Proceeding pending or, to the Knowledge of Parent, threatened against Parent or to which Parent is a party or that is reasonably expected to adversely affect Parent and (b) Parent is not subject to any order, in each case that will have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated herein.

3.5             No Brokers or Finders. Neither Parent nor Merger Subsidiary has any obligation or other liability to any broker, finder or similar intermediary in connection with the transactions contemplated herein that would cause any party to this Agreement to become liable for payment of any fee or expense with respect thereto.

3.6             Tax Matters.

(a)              For purposes of this Agreement, “Parent Tax Returns” includes all Tax Returns of Parent relating to any Taxes with respect to any income, properties or operations of Parent or any of its Tax Affiliates. Except as disclosed on Schedule 3.6(a): (i) Parent and each of its Tax Affiliates has timely filed (or has had timely filed on its behalf) all Parent Tax Returns required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it to any Tax Authority having jurisdiction; (ii) all such Parent Tax Returns are complete and accurate in all material respects; (iii) Parent and each of its Tax Affiliates has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Parent has established on the Parent Balance Sheet, in accordance with GAAP, consistently applied, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) Parent and each of its Tax Affiliates has complied with all applicable laws, rules and regulations relating to the collection or withholding of Taxes from third parties (including, without limitation, employees) and the payment thereof (including, without limitation, withholding of Taxes under Code Sections 1441 and 1442, or similar provisions under any foreign laws).

(b)             There are no material Liens for Taxes upon any assets of Parent or any of its Tax Affiliates, except statutory Liens for Taxes not yet due.

(c)              No deficiency for any Taxes has been proposed, asserted or assessed against Parent or any of its Tax Affiliates that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 3.6(c), no waiver, extension or comparable consent given by Parent or any of its Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Parent Tax Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.6(c), there has been no Tax audit or other Proceeding with regard to any Parent Tax Returns or Taxes relating to Parent or any of its Tax Affiliates, nor is any such Tax audit or other Proceeding pending, nor has there been any notice to Parent by any Tax Authority regarding any such Tax audit or other Proceeding, or, to the Knowledge of Parent, is any such Tax audit or other Proceeding threatened with regard to any Parent Tax Returns or Taxes or relating to Parent or any of its Tax Affiliates. Parent does not expect the assessment of any additional Taxes of Parent for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes relating to Parent or any of its Tax Affiliates that would exceed the estimated reserves established on its books and records.

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(d)             Neither Parent nor any of its Tax Affiliates is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Code Section 280G; and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Parent or any of its Tax Affiliates not to be deductible (in whole or in part) under Code Section 280G. Except as set forth on Schedule 3.6(d), neither Parent nor any of its Tax Affiliates is liable for Taxes of any other Person nor is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any Tax sharing agreement or any other agreement providing for payments by Parent with respect to Taxes. Except as set forth on Schedule 3.6(d), neither Parent nor any of its Tax Affiliates is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income Tax purposes. Neither Parent nor any of its Tax Affiliates has agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Code Section 481 (or any corresponding provision of state, local or foreign law) in Taxable income. Schedule 3.6(d) contains a list of all jurisdictions in which Parent or any of its Tax Affiliates is required to file any Parent Return and no claim has been made by a Tax Authority in a jurisdiction where Parent or any of its Tax Affiliates does not currently file Parent Tax Returns, that Parent or any of its Tax Affiliates is or may be subject to Taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Tax Authority with respect to any Taxes of or any of its Tax Affiliates. Neither Parent nor any of its Tax Affiliates has entered into any gain recognition agreements under Code Section 367 and the Treasury Regulations promulgated thereunder. Neither Parent nor any of its Tax Affiliates is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income Tax purposes.

(e)              Parent has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Code Section 355) in a distribution of stock qualifying for Tax-free treatment under Code Section 355.

(f)              Except as set forth on Schedule 3.6(f), Parent has not requested any extension of time within which to file any Parent Return, which return has not since been filed.

(g)             Neither Parent nor any Tax Affiliate has, for the five (5) year period preceding the Closing, been a United States real property holding corporation within the meaning of Code Section 897(c)(2).

(h)             There have been delivered to Company true and complete copies of Parent Tax Returns with respect to Taxes based on net income for the 2012, 2013, and 2014 tax years; and any other Parent Tax Returns requested by Company that may be relevant to Parent or any of its Tax Affiliates or their respective business, assets or operations for any and all Taxable periods ending before the date hereof; and for any other Taxable years that remain subject to audit or investigation by any Tax Authority.

(i)               Except as disclosed on Schedule 3.6(i), Parent and each of its Tax Affiliates is, and at all times has been, a corporation or association Taxable as a corporation for federal income Tax purposes.

(j)               Neither Parent nor any of its Tax Affiliates has made any election under Code Section 1362(a) to be an S corporation.

3.7             Contracts and Commitments.

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(a)              Except as set forth on Schedule 3.7(a), all material agreements of Parent have been filed as an exhibit to the Parent SEC Filings (such material contracts and any contracts described on Schedule 3.7(a), the “Parent Contracts”).

(b)             To Parent’s Knowledge, Parent has performed, in all material respects, the obligations required to be performed by it in connection with the Parent Contracts and is not in receipt of any claim of default under any Parent Contract; Parent has no present expectation or intention of not fully performing any material obligation pursuant to any Parent Contract; and Parent has no Knowledge of any breach or anticipated breach by any other party to any Parent Contract. Schedule 3.7(b) lists the liabilities and obligations of Parent as of the Closing.

3.8             Affiliate Transactions. Except as disclosed in the Parent SEC Filings, and other than pursuant to this Agreement, no officer, director or employee of Parent, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) (collectively, the “Parent Insiders”), has any agreement with Parent (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent (other than ownership of capital stock of Parent). Parent is not indebted to any Parent Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Parent Insider is indebted to Parent except for cash advances for ordinary business expenses). None of the Parent Insiders has any direct or indirect interest in any competitor, supplier or customer of Parent or in any Person from whom or to whom Parent leases any property, or in any other Person with whom Parent transacts business of any nature. For purposes of this Section 3.8, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

3.9             Compliance with Laws; Permits.

(a)              Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and its officers, directors, agents and employees have complied with all applicable laws, Environmental Laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against Parent, and Parent has not received any written notice, alleging a violation of any such laws, Environmental Laws, regulations or other requirements.

(b)             Parent has no licenses, permits, Environmental Permits or certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) and no such items are necessary to permit it to conduct its business and own and operate its properties.

3.10          Exchange Act Reports.

(a)              The Parent Common Stock has been registered under Section 12 of the Exchange Act and Parent is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

(b)             Except as set forth on Schedule 3.10(b), Parent has timely filed all forms, reports and documents required to be filed with the SEC by applicable law since the date it first became subject to the periodic reporting requirements of Sections13(a), 14(a), 14(c) and 15(d) of the Exchange Act. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that Parent may file subsequent to the date hereof) are collectively referred to herein as the “Parent SEC Filings.” As of their respective dates, the Parent SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Filings, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Effective Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c)              Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Filings, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent as of December 31, 2017, is hereinafter referred to as the “Parent Balance Sheet.” Except for those liabilities disclosed on Schedule 3.10(c) (the “Permitted Liabilities”), as of the Merger Time Parent will not have any liabilities of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP.

3.11          No Undisclosed Liabilities. Except as reflected in the unaudited balance sheet of Parent at March 31, 2018, included in Parent’s quarterly report on Form 10-Q for such period (the “Latest Parent Balance Sheet”), Parent has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen after the date of the Latest Parent Balance Sheet in the ordinary course of business, none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit, or (ii) as otherwise set forth on Schedule 3.11.

3.12          Books and Records. The books of account, minute books, stock record books, and other similar records of Parent, complete copies of which have been made available to Company, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

3.13          Real Property. Schedule 3.13 lists all real property leased by Parent. Parent does not own any real property. Parent has good and valid title to all of its leaseholds and other interests free and clear of all Liens, except for such Liens which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The real property to which such leaseholds and other interests pertain constitutes all of the real property used in Parent’s business.

3.14          Insurance. The insurance policies obtained and maintained by Parent that are material to Parent are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Parent is not currently required, but may in the future be required, to pay with respect to any period ending prior to the Effective Date), and Parent has received no written notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

3.15          Environmental Matters.

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(a)              To its Knowledge, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, (i) Parent has not transported, handled, treated, stored, used, manufactured, distributed, disposed of, released or exposed its employees or others to any Hazardous Materials in violation of any applicable law, and (ii) Parent has not engaged in any Hazardous Materials Activities in violation of any applicable law, rule, regulation, treaty or statute promulgated by any Governmental Authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(b)             There is no Environmental Claim pending or, to the Knowledge of Parent, threatened as of the Effective Date against Parent that will have a Material Adverse Effect on Parent or will have a Material Adverse Effect on the ability of Parent to consummate the transactions contemplated herein.

(c)              Parent has complied and is in compliance, in each case in all material respects, with all applicable laws, rules, regulations, treaties and statutes promulgated by any Governmental Authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

3.16          Absence of Certain Developments. Except as set forth on Schedule 3.16 or as disclosed in the Parent SEC Filings or as otherwise contemplated by this Agreement, since the Latest Parent Balance Sheet, Parent conducted its business only in the ordinary course consistent with past practice and there has not occurred:

(a)              any event having a Material Adverse Effect on Parent or Merger Subsidiary;

(b)             any event that would reasonably be expected to prevent or materially delay the performance of Parent’s obligations pursuant to this Agreement;

(c)              any material change by Parent in its accounting methods, principles or practices;

(d)             any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Parent or Merger Subsidiary or any redemption, purchase or other acquisition of any of Parent’s or Merger Subsidiary’s securities;

(e)              any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred-compensation, pension, retirement, profit-sharing, stock-option, stock-purchase or other employee-benefit plan of Parent or Merger Subsidiary (including without limitation the granting of stock options, stock-appreciation rights, performance awards or restricted stock awards), or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Parent or Merger Subsidiary;

(f)              any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Parent or Merger Subsidiary;

(g)             any amendment to the Articles of Incorporation or bylaws of Parent or the Certificate of Incorporation or bylaws, if any, of Merger Subsidiary;

(h)             other than in the ordinary course of business consistent with past practice, any (1) capital expenditures by Parent or Merger Subsidiary, (2) purchase, sale, assignment or transfer of any material assets by Parent or Merger Subsidiary, (3) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Parent or Merger Subsidiary, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Parent, or (4) cancellation, compromise, release or waiver by Parent or Merger Subsidiary of any rights of material value or any material debts or claims;

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(i)               any incurrence by Parent or Merger Subsidiary of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice;

(j)               damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent;

(k)             entry by Parent or Merger Subsidiary into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice;

(l)               any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Parent or Merger Subsidiary is a party or by which any of them is bound;

(m)            entry by Parent or Merger Subsidiary into any loan or other transaction with any officers, directors or employees of Parent or Merger Subsidiary;

(n)             any charitable or other capital contribution by Parent or Merger Subsidiary or pledge therefor;

(o)             entry by Parent or Merger Subsidiary into any transaction of a material nature other than in the ordinary course of business consistent with past practice; or

(p)             any negotiation or agreement by the Parent or Merger Subsidiary to do any of the things described in the preceding clauses (a) through (o).

3.17          Employee Benefit Plans.

(a)              Parent has no “employee-benefit plans” within the meaning of ERISA Section 3(3), and Parent has no bonus, stock-option, stock-purchase, stock-appreciation right, incentive, deferred-compensation, supplemental-retirement, severance, or fringe-benefit plans, programs, policies or arrangements. Parent does not have, and has never had, any agreement, plan or other arrangement for the benefit of any independent contractor serving Parent that is or was treated as a nonqualified deferred compensation plan under Code Section 409A. No current or former director, officer, employee or independent contractor of Parent will become entitled to retirement, severance, unemployment compensation or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards and increases in the amount of compensation or benefits due to any such Person) under any contract, commitment or arrangement as a result of consummation of the transactions contemplated by this Agreement.

3.18          Employees.

(a)              Schedule 3.18(a) lists, as of the Effective Date, the name, position, base compensation and, for calendar year 2018, total compensation for each employee of Company.

(b)             Except as otherwise set forth in Schedule 3.18(b), or as contemplated by this Agreement, to the Knowledge of Parent, (i) neither any executive employee of Parent nor any group of the employees of Parent has any plans to terminate his, her or its employment; (ii) Parent has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Parent nor is Parent aware of any facts that would give rise to such a claim; (iv) no employee of Parent is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Parent; and (v) no employee or former employee of Parent has any claim with respect to any intellectual property rights of Parent.

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3.19          Proprietary Information and Inventions. Set forth on Schedule 3.19 is a complete and accurate list of all current Parent employees, consultants, contractors or other Persons that are subject to a non-disclosure agreement or an alternative employment agreement with Parent containing comparable non-disclosure provisions.

3.20          Intellectual Property. Set forth on Schedule 3.20 is a complete and accurate list of all Intellectual Property (as defined in Section 2.20) owned or licensed by Parent, and accurately identifies all Persons from which or to which Parent licenses all such listed Intellectual Property.

3.21          Tax-Free Reorganization. Neither Parent nor, to Parent’s Knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

3.22          Full Disclosure. The representations and warranties of each of Parent and Merger Subsidiary contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which Parent or Merger Subsidiary has Knowledge that has not been disclosed to Company in the Parent SEC Filings or pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Subsidiary, or materially adversely affect the ability of Parent or Merger Subsidiary to consummate in a timely manner the transactions contemplated hereby.

3.23          Validity of Parent Common Stock. The shares of Parent Common Stock to be issued to holders of Company Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

3.24          Private Placement. Parent has taken all necessary action on its part such that the issuance of the Merger Consideration to Company security holders constitutes a valid “private placement” that is exempt from the registration requirements of the Securities Act and applicable state securities laws.

3.25          Trading Matters. At the date hereof and prior to the Closing, (i) the Parent Common Stock is eligible for quotation on the over-the-counter market, (ii) Parent has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC and FINRA, (iii) Parent has not taken, and shall not have taken, any action that would preclude, or otherwise jeopardize, the eligibility of the Parent Common Stock for quotation on the over-the-counter markets and (iv) Parent does not have any reasonable basis to believe that the Parent Common Stock is the subject of delisting or suspension of quotation or eligibility for quotation on the over-the-counter markets (or hearings or any similar process related thereto).

3.26          Shell Company Status. At the date hereof and prior to the Closing, Parent is not a “shell company” as such term is defined in Section 12b-2 of the Exchange Act.

3.27          Prepaid Assets. Schedule 3.27 hereof lists all prepaid assets of Parent as of the Closing Date.

ARTICLE 4
Conduct of Business Pending the Merger

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4.1             Conduct of Business by Parent. From the Effective Date through the Merger Time, unless Company shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreements, including but not limited to this Section 4.2, Parent shall not, directly or indirectly, (a) amend its Certificate of Incorporation or bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Parent, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Parent, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Parent’s entry into this Agreement for which consents, waivers or modifications are required to be obtained in accordance with Section 3.2(c), (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Parent’s past custom and practice, except as set forth on Schedule 4.1, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

4.2             Conduct of Business by Company. From the Effective Date through the Merger Time, unless Parent shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 4.2, Company shall not, directly or indirectly, (a) amend its Articles of Incorporation or bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Company, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Company, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Company’s entry into this Agreement for which consents, waivers or modifications are required to be obtained in accordance with Schedule 2.2(c), (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Company’s past custom and practice, except as set forth on Schedule 4.2, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except issuances or sales made in the Private Placement or in connection with exercise or conversion into equity of Company debt securities outstanding on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

ARTICLE 5
Additional Covenants and Agreement

5.1             Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such filing, application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or Proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement.

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5.2             Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.3             Due Diligence; Access to Information; Confidentiality.

(a)              Between the Effective Date and the Merger Time, Company and Parent shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. Each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including without limitation all books of account (including without limitation the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including without limitation legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including without limitation abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities-transfer records and security holder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided further, that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b)             Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Parent nor Company nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i)               is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(ii)             becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

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(iii)           is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both parties.

5.4             Tax Treatment. The Surviving Company shall not knowingly take any action which could reasonably be expected to disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.5             Press Releases. Company and Parent shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the other transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.6             Securities Law Filings.

(a)              Parent agrees to provide to Company copies of all reports and other documents that it proposes to file with the SEC under the Securities Act or Exchange Act between the date hereof and the Merger Time at least two days prior to the filing of such reports or documents.

(b)             Promptly upon the execution of this Agreement, the parties hereto shall cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K under the Exchange Act and information required by Rule 14f-1, if applicable, under the Exchange Act.

5.7             Merger Consideration; Securities Act Exemption. Each of Company and Parent shall take all necessary action on their part to cause the issuance of the Merger Consideration to Company’s stockholders to constitute a valid private placement exempt from the registration requirements of the Securities Act and applicable state securities laws.

5.8             No Solicitation.

(a)              Unless and until this Agreement shall have been terminated pursuant to Section 7.1, neither Parent nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, Person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Parent may engage in such discussion in response to an unsolicited proposal from an unrelated and non-Affiliated party if Parent’s Board of Directors determines, in good faith and after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of Parent’s Board of Directors. Parent will promptly advise Company in writing if it receives a proposal or inquiry with respect to the matters described above.

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(b)             Unless and until this Agreement shall have been terminated pursuant to Section 7.1, neither Company nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, Person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Company may engage in such discussion in response to any unsolicited proposal from an unrelated and non-Affiliated party if Company’s Board of Directors determines, in good faith and after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of Company’s Board of Directors. Company will promptly advise Parent if it receives a proposal or inquiry with respect to the matters described above.

5.9             Failure to Fulfill Conditions. In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination date of this Agreement, it will promptly notify the other parties.

5.10          Preparation of Periodic and Current Reports. Prior to the Merger Time, Parent shall prepare (but not file without making a reasonable effort to comply with Section 5.6(a)) current reports on form 8-K, and any other subsequent periodic reports, that are required to be filed prior to the Merger Time.

5.11          Notification of Certain Matters. On or prior to the Merger Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

5.12          Directors and Officers of Parent.

(a)              As of the Effective Date, all members of Parent’s board of directors (the “Board”) have tendered resignations as members of the Board to be effective as of the Merger Time. Company has appointed, and Parent hereby consents to the appointment of, Dennis M. O’Leary and Dr. Thomas A. Cellucci to serve as new Board members as of the Merger Time.

(b)             As of the Merger Time, the officers of Company immediately prior to the Merger Time will become the sole officers of Parent, each to hold office until their respective successors are duly appointed or such Persons are removed from office in accordance with applicable law and the articles of incorporation and bylaws of Parent. All officers of Parent immediately prior to the Merger Time will resign or be terminated, effective as of the Merger Time.

5.13          Disposition of Business. As soon as is practicable after the Closing, Parent intends to, but shall not be obligated to, dispose of its legacy assets.

ARTICLE 6
Conditions

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6.1             Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Merger Time of the conditions set forth in the paragraphs below:

(a)              There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b)             This Agreement and all of the transactions contemplated hereby shall have been, and shall at the Merger Time remain, duly authorized by the Boards of Directors of Company, Parent and Merger Subsidiary. Further, the Merger and this Agreement shall have been approved by Parent, as the sole stockholder of Merger Subsidiary, and by the approval of the stockholders of Company as required under the URBCA.

(c)              There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions; (ii) seeking to prohibit direct or indirect ownership or operation by Parent or Merger Subsidiary of all or a material portion of the business or assets of Company, or to compel Parent or Merger Subsidiary or any of their respective subsidiaries or Company to dispose of or to hold separately all or a material portion of the business or assets of Parent or Merger Subsidiary or of Company, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(d)             There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(c).

(e)              There shall not have occurred any general suspension of quotation on the over-the-counter markets or trading on any national exchange, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impractical, as determined in the reasonable discretion of Company.

(f)              There shall be available a good faith claim for exemptions from the registration requirements of the Securities Act and all applicable blue sky laws for the offer and issuance of the Merger Consideration.

6.2             Additional Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

(a)              Since the Effective Date, Company shall have continued to conduct its operations in accordance with the provisions of Section 4.2.

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(b)             The representations of Company contained in this Agreement shall be accurate as of the Effective Date and as of the Merger Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Merger Time.

(c)              Company has obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Company’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Company or any license, franchise or permit of or affecting Company; including, but not limited to, waivers by each of the holders of those certain 5% Convertible Promissory Notes held by such holders in Company.

(d)             Company shall have furnished to Parent a certificate of the Chief Executive Officer and the Chief Financial Officer of Company, dated as of the Closing Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Sections 6.2(a), (c) and (d) have been fulfilled.

(e)              Company shall have furnished to Parent (i) copies of the resolutions of the Board of Directors of Company approving this Agreement, the Certificate(s) of Merger and the transactions contemplated hereby, (ii) a copy of Company’s Certificate of Incorporation, filed with the Province of New Brunswick, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary certifying the signature and office of each officer of Company executing this Agreement, the Certificate(s) of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Company and (iv) a certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying to Parent that the aforementioned copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certified copy of Company’s certificate of incorporation is true, correct and complete as received from such governmental office.

(f)              This Agreement and the Merger shall have been approved by the stockholders of Company as required by law.

6.3             Additional Conditions to Obligations of Company. The obligations of Company to effect the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the fulfillment or waiver of the conditions set forth in the paragraphs below:

(a)              Since the date of this Agreement, Parent shall have continued to conduct its operations in accordance with the provisions of Section 4.1.

(b)             The representations of Parent and Merger Subsidiary contained in this Agreement shall be accurate as of the Effective Date and as of the Merger Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Parent and Merger Subsidiary, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Merger Time.

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(c)              Parent and Merger Subsidiary have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Parent’s or Merger Subsidiary’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Parent or any license, franchise or permit of or affecting Parent.

(d)             Neither Parent nor Merger Subsidiary shall have any obligations or liabilities other than those obligations or liabilities required by law or specifically contemplated by this Agreement and represented to Company in Article 3.

(e)              Parent will have satisfied all of Parent’s payment obligations identified on Schedule 3.7.

(f)              There shall not have occurred any suspension of the obligation of Parent to file reports and disclosure documentation with the SEC.

(g)             There shall not have been any comment or other communication from the SEC to Parent or any of its affiliates or representatives indicating that Parent has been, is or may be, whether as a result of any of the transactions contemplated by this Agreement or otherwise, a “shell company” for any duration of time.

(h)             Parent shall have furnished to Company a certificate of the Chief Executive Officer and the Chief Financial Officer of Parent, dated as of the Closing Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Sections 6.3(a), (b), (c), (d) and (e) have been fulfilled.

(i)               Parent shall have furnished to Company (i) copies of the resolutions of the Parent Board of Directors approving this Agreement and the Certificate(s) of Merger, the appointment of the directors to serve on Parent’s Board of Directors as of and after the Merger Time, and the transactions contemplated hereby, (ii) a copy of the Certificate of Incorporation of Parent, filed with the State of Delaware, and one or more certificates from the Secretary of State of Delaware evidencing the good standing of Parent in such jurisdiction, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of Parent by its corporate secretary certifying the signature and office of each officer of Parent executing this Agreement, the Certificate(s) of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Parent and (iv) a certificate of the corporate secretary of Parent dated as of the Closing Date certifying to Company that copies of the aforementioned resolutions referred to in clause (i) above are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certificates furnished pursuant to clause (ii) above are true, correct and complete as received from such governmental offices.

(j)               Company shall have received a reasonably acceptable legal opinion from counsel to Parent, which opinion may be based on customary reliance and subject to customary qualifications, to the effect that, among other matters, (i) the issuance of the Merger Consideration is exempt from the registration requirements of the Securities Act, (ii) Parent’s outstanding equity securities are duly authorized and validly issued, and (iii) Parent is not, and as of immediately prior to the Closing will not be, a “shell company” as defined in Section 12b-2 of the Exchange Act.

(k)             At the Closing, Parent will have no liabilities of any nature other than the Permitted Liabilities listed on Schedule 3.10(c).

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(l)               At the Closing, Parent will have available Cash at Closing.

(m)            As of the Closing Date, Parent and certain of the Persons serving as agents, officers, directors and stockholders of Parent prior to the Merger Time will have entered into the Indemnification Agreement, indemnifying and holding harmless Parent against all losses sustained by it in connection with any claim, action, suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission of Parent prior to the Merger Time, as further set forth in the Indemnification Agreement.

(n)             Company shall have received assurance from Parent, satisfactory to Company, (i) that the number of outstanding shares of capital stock of Parent immediately prior to the Merger Time is not greater than 15,000,000 shares of Parent Common Stock and zero (0) shares of preferred stock of Parent, par value $0.001 per share, (ii) that none of Parent’s outstanding convertible securities have been converted or exercised after the Effective Date, and (iii) that all of Parent’s outstanding preferred stock or options have been terminated prior to the Merger Time.

(o)             This Agreement and the Merger shall have been approved by the majority stockholders of Parent.

(p)             Company shall have received resignations from all of the members of the Parent Board, to be effective as of the Merger Time.

(q)             Company shall have received the Lock-up Agreements.

(r)              The outstanding indebtedness of Parent shall be equal to or less than $150,000, all of which is represented by the promissory notes identified on Schedule 6.3(r) (collectively the “Carryover Notes”).

ARTICLE 7
Termination

7.1             Termination. This Agreement may be terminated prior to the Merger Time:

(a)              by mutual consent of Company and Parent, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b)             by Parent, if Company shall have breached any of its representations or failed to perform any of its covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.2(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 10 business days after the giving of written notice of such breach or failure to perform; provided, however, that Parent may only terminate this Agreement pursuant this Section 7.1(b) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on Parent and the Surviving Company taken as a whole;

(c)              by Company, if Parent or Merger Subsidiary shall have breached any of their representations or failed to perform any of their covenants herein, which breach or failure to perform (i) causes the condition set forth in Section 6.3(b) not to be satisfied, and (ii) is incapable of being cured or has not been cured within 10 business days after the giving of written notice of such breach or failure to perform; provided, however, that Company may only terminate this Agreement pursuant this Section 7.1(c) if the subject breach or failure to perform would be reasonably likely to have a Material Adverse Effect on Company and the Surviving Company taken as a whole;

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(d)             by either Company or Parent if the Merger Time has not occurred on or before May 15, 2018, or such later date as Company and Parent may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party’s obligations under this Agreement).

Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other parties.

ARTICLE 8
General Provisions

8.1             Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, fax, overnight delivery service, or registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to Parent (post-Merger)
or to Company:	DarkPulse Technologies Inc.
c/o Dennis M. O’Leary, President
8760 Virginia Meadows Dr.
Manassas, VA 20109

with copies that shall not constitute notice to:	Brunson Chandler & Jones, PLLC
c/o Lance Brunson, Esq.
Walker Center
175 S. Main Street, 14th Floor
Salt Lake City, UT 84111

If to Parent or Merger Subsidiary (pre-Merger):	Klever Marketing, Inc.
c/o Paul Begum, President
30251 Golden Lantern St., Suite E PMB 411
Laguna Niguel, CA 92677

with copies that shall not constitute notice to:	Julian D Jensen, P.C.
c/o Julian Jensen, Esq.
311 S. State St. #380
Salt Lake City, UT 84111

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

8.2             No Survival. The representations and warranties contained in this Agreement and in any instrument delivered pursuant to this Agreement will survive the Closing for a period of one (1) year. The covenants or agreements contained in Article 1 and any other covenants or agreements contained in this Agreement requiring performance or compliance after the Merger Time shall survive the Merger Time indefinitely.

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8.3             Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, Articles, Exhibits or Schedules refer to Sections of, Articles of, Exhibit to, or Schedule to, this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

8.4             Severability. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be amended so that it is valid, legal and enforceable to the maximum extent permitted by applicable law, but as close to the parties’ original intent as is permissible.

8.5             Entire Agreement; Schedules; Amendment; Waiver. This Agreement, including the Schedules, constitutes the entire Agreement between the parties pertaining to the subject matter herein and supersedes any prior representations, warranties, covenants, agreements and understandings of the parties regarding such subject matter. The omission of any referenced Schedule constitutes a waiver by each of the parties that any document, information or act which may have been set forth on such Schedule is part of this Agreement. No supplement, modification or amendment hereof will be binding unless expressed as such and executed in writing by each party. No waiver of any term hereof will be binding unless expressed as such in a document executed by the party making such waiver. No waiver of any term hereof will be a waiver of any other term hereof, whether or not similar, nor will any such waiver be a continuing waiver beyond its stated terms. Failure to enforce strict compliance with any term hereof will not be a waiver of, or estoppel with respect to, any existing or subsequent failure to comply.

8.6             Counterparts; Delivery. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. In addition, executed counterparts may be delivered by means of facsimile or other electronic transmission; and signatures so delivered shall be fully and validly binding to the same extent as the delivery of original signatures.

8.7             Third-Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that in the event that the Merger is consummated, those Persons who shall have been holders of Company Common Stock at the Merger Time shall be third-party beneficiaries under the provisions of this Agreement giving them the right to the Merger Consideration as specified herein.

8.8             Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

8.9             Jurisdiction; Service of Process. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of Utah, Salt Lake County, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any such Proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.1. Nothing in this Section 8.9, however, affects the right of any party to serve legal process in any other manner permitted by law.

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ARTICLE 9
Certain Definitions

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control,” “controlled by” and “under common control with,” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Ancillary Document” means, with respect to a Person, any document delivered by or on behalf of such Person in connection with the execution and delivery of this Agreement and the Closing, pursuant to this Agreement (but does not include this Agreement).

“Board” has the meaning ascribed thereto in Section 5.12(a).

“Book Entry” means uncertificated shares of stock represented by book entry in applicable entity’s records.

“Carryover Notes” has the meaning ascribed thereto in Section 6.3(r).

“Cash at Closing” means an amount in cash or cash equivalents equal to or exceeding the total liabilities of Parent, on a consolidated basis, including the assets and liabilities of all subsidiaries, except with regard to the Carryover Notes, immediately preceding the Merger.

“Closing” has the meaning ascribed thereto in Section 1.1(d).

“Closing Date” has the meaning ascribed thereto in Section 1.1(d).

“Code” has the meaning ascribed thereto in the background of this Agreement.

“Company” has the meaning ascribed thereto in the preamble to this Agreement.

“Company Common Stock” means the common stock, par value $0.001 per share, of Company.

“Company Financial Statements” has the meaning ascribed thereto in Section 2.10.

“Company Insiders” has the meaning ascribed thereto in Section 2.8.

“Company Tax Returns” has the meaning ascribed thereto in Section 2.6(a).

“URBCA” has the meaning ascribed thereto in the background of this Agreement.

“Effective Date” means the date first set forth in the preamble to this Agreement.

“Environmental Claim” means any written notice by a Governmental Authority alleging potential liability (including potential liability for investigatory cost, cleanup cost, governmental response cost, natural resources damage, property damage, personal injury or penalty) arising out of or resulting from (a) the presence, or release into the environment, of any material or form of energy at any location, whether or not owned by any Acquired Company or (b) any violation, or alleged violation, of any Environmental Law.

“Environmental Law” means any and all federal, state, local and foreign laws, common laws, statutes, ordinances, rules, regulations or other legal requirement relating to (i) the protection of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release or disposal of, Hazardous Materials.

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“Environmental Permit” means, with respect to any of the parties hereto, any permit, license, certificate, approval or authorization issued by a Governmental Authority that is required for the operation of such party’s business or the holding of any of its material assets or properties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted United States accounting principles as have been consistently applied by the respective corporation.

“Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal, whether domestic or foreign.

“Hazardous Materials” means any pollutant, contaminant, hazardous substance, hazardous waste or petroleum or fraction thereof, and any other chemical, waste, substance or material listed in or regulated by or identified in any Environmental Law.

“Indemnification Agreement” means that certain Indemnification Agreement by and between Parent and David Fuhrman, Rob Sargent and Steven Fuhrman, dated as of the Closing Date, substantially in the form of Exhibit G hereto.

“Initial Parent Stockholders” means each Person who held Parent Common Stock immediately before the Merger Time.

“Knowledge” means (a) an individual will have “Knowledge” of a particular fact or other matter if such individual is actually consciously aware of such fact or matter; and (b) a Person, other than an individual, will have “Knowledge” of a particular fact or other matter if any individual who is serving as a director or officer (or similar executive) of such Person currently has Knowledge, as stated in clause (a), of such fact or other matter

“Latest Parent Balance Sheet” has the meaning ascribed thereto in Section 3.11.

“Latest Company Balance Sheet” has the meaning ascribed thereto in Section 2.11.

“Liens” has the meaning ascribed thereto in Section 2.3(a).

“Lock-up Agreements” means those certain Lock-up Agreements in form and substance acceptable to Company from all Parent Insiders and any holders of greater than five percent (5%) of the outstanding Parent Common Stock.

“Material Adverse Effect” means, with respect to any entity, a material adverse effect on the business, operations, results of operations or financial condition of such entity taken as a whole, but shall exclude any effect resulting from or relating to (i) general economic conditions or general effects on the industries in which such entity operates, (ii) acts of terrorism or war (whether or not threatened, pending or declared), or (iii) the public announcement of this Agreement or the transactions contemplated hereby.

“Merger Time” has the meaning ascribed thereto in Section 1.1(d).

“Merger Consideration” means the shares of Parent Common Stock issuable in connection with the Merger to the holders of Company Common Stock pursuant to Section 1.2(a).

“Merger” has the meaning ascribed thereto in the background of this Agreement.

“Merger Subsidiary” has the meaning ascribed thereto in the preamble to this Agreement.

“Parent” has the meaning ascribed thereto in the preamble to this Agreement.

“Parent Balance Sheet” has the meaning ascribed thereto in Section 3.10(c).

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“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Parent Contracts” has the meaning ascribed thereto in Section 3.7(a).

“Parent Insiders” has the meaning ascribed thereto in Section 3.8.

“Parent Tax Returns” has the meaning ascribed thereto in Section 3.6(a).

“Parent SEC Filings” has the meaning ascribed thereto in Section 3.10(b).

“Permitted Liabilities” has the meaning ascribed thereto in Section 3.10(c).

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company or partnership, joint venture, estate, trust, proprietorship, association, organization, labor union or Governmental Authority.

“Proceeding” means any action, arbitration, audit, claim, demand, grievance, complaint, hearing, inquiry, investigation, litigation, proceeding or suit (whether civil, criminal or administrative), in each case that is commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Required Company Stockholder Approval” has the meaning ascribed thereto in Section 2.2(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Surviving Company” has the meaning ascribed thereto in Article 1.

“Tax” (and with the corresponding meaning “Taxes” and “Taxable”) means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, transfer, value added, ad valorem, franchise, capital stock, profits, license, withholding, payroll, employment, social security, unemployment, disability, workers’ compensation, employment-related insurance, excise, environmental, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount, imposed by any Governmental Authority, whether disputed or not; and (b) any liability for the payment of any amount of the type described in clause (a) as a result of an entity being a member of a consolidated, affiliated, combined or unitary group.

“Tax Affiliate” shall include each of the following entities, which collectively, shall be “Tax Affiliates:” (A) a party to this Agreement; (B) each of its subsidiaries and other Affiliates (if any); (C) each other member of any consolidated, affiliated, combined or unitary group of which such party or any such Affiliate is or was a member for purposes of any Taxes.

“Tax Returns” (and with corresponding meaning “Tax Return”) shall include all returns, claims for refund, declarations, reports, estimates, elections and information returns and statements (including any attached schedules and any amendments thereto) required to be filed or sent by or relating to a party to this Agreement or any of its Tax Affiliates and relating to any Taxes with respect to any income, properties or operations of such party or any of such Tax Affiliates.

“Tax Authority” shall mean the U.S. Internal Revenue Service and any other federal, state, local or foreign Governmental Authority responsible for the administration of any Tax.

“URBCA” shall mean the Utah Revised Business Corporation Act.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the date first written above.

DARKPULSE TECHNOLOGIES INC.

By:	/s/ Dennis M. O’Leary
Name:	Dennis M. O’Leary
Title:	President and Chairman

KLEVER MARKETING, INC.

By:	/s/ Paul Begum
Name:	Paul Begum
Title:	President and Director

DPTH ACQUISITION CORPORATION

By:	/s/ Paul Begum
Name:	Paul Begum
Title:	Incorporator & Initial Sole Director

33

EXHIBIT A

Form of Surviving Company Certificate of Incorporation

RESTATED CERTIFICATE OF INCORPORATION
OF
DARKPULSE TECHNOLOGY HOLDINGS INC

The original Certificate of Incorporation of the Corporation (as defined below), filed by the New York Department of State on July 6, 2017, is amended or changed to effect amendments or changes authorized by Chapter 807 or the Business Corporation Law of the State of New York, and the text of the Certificate of Incorporation and each article therein is amended in its entirety and hereby restated as amended to read as herein set forth in full.

This Restated Certificate of Incorporation has been adopted and approved by the directors of the Corporation and all of its shareholders.

Now therefore, the undersigned Secretary of the Corporation, pursuant to the Business Corporation Law of the State of New York, hereby sets forth the following restated Certificate of Incorporation:

ARTICLE 1
Name

The name of the Corporation is DarkPulse Technologies International Inc (the “Corporation”).

ARTICLE 2
Registered Office & Agent

The Secretary of State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The county in which the office of the corporation is to be located is New York. The address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 11 E 80th Street, 4B, New York, New York, 10075. The Corporation shall have a registered agent who shall be the agent of the Corporation upon whom process against the Corporation may be served. The name and address of the Corporation’s registered agent for service of process is Dennis M. O’Leary, 11 E 80th Street, 4B, New York, New York, 10075.

ARTICLE 3
Purpose

3.1	Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law and in accordance with the laws of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

3.2	Powers. The Corporation will have and may exercise all the powers granted or available under the laws of the State of New York and laws amendatory thereof and supplementary thereto, including all powers necessary or convenient to effect any or all of the business purposes for which the Corporation is incorporated.

A-1

ARTICLE 4
Stock

4.1.	Authorized Capital Stock. The Corporation shall be authorized to issue 2,000,000 shares of capital stock, of which 1,000,000 shares shall be shares of common stock, par value $0.001 per share (the “Common Stock”), and 1,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

4.2	Common Stock. Except as otherwise provided by law or by the resolution or resolutions adopted by the board of directors of the Corporation designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. All shares of Common Stock will be voting shares and will be entitled to one vote per share. There shall be no cumulative voting.

4.3	Preferred Stock Rights. Shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation is hereby authorized by resolution or resolutions to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

ARTICLE 5
Incorporator

The name and address of the sole initiaincorporator of the Corporation is:

Dennis M. O’Leary

11 E 80th Street, 4B

New York, New York, 10075

ARTICLE 6
Board Of Directors

6.1	Number and Classification of Directors; Vacancies and Removal.

(a)	Number. Except as otherwise provided by the resolution or resolutions adopted by the board of directors of the Corporation designating the rights, powers and preferences of any series of Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by the board of directors.

(b)	Removal. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the board of directors) may be removed from office by the affirmative vote of the holders of 50% or more of the outstanding shares of capital stock then entitled to vote at an election of directors. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

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6.2	No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE 7
Bylaws

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation, subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the bylaws; provided, however, that, with respect to the power of holders of the capital stock to adopt, amend and repeal bylaws of the Corporation, notwithstanding any other provision of the bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the bylaws or any Preferred Stock, the affirmative vote of the holders of at least 50% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

ARTICLE 8
Amending The Certificate Of Incorporation

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of New York at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE 9
Director Liability; Indemnification And Insurance

9.1	Elimination of Certain Liability of Directors. The personal liability of the directors of the Corporation shall be eliminated to the fullest extent permitted by law. If the Business Corporation Law of the State of New York (“BCL”) is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCL, as so amended.

9.2       Indemnification.

A-3

(a)	Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the BCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the BCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of the board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)	Right of Claimant to Bring Suit. If a claim under paragraph (a) above is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the BCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the BCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

A-4

(c)	Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation (as it may be amended from time to time), bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

9.3	Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DCGL.

9.4	Amendment or Repeal. No amendment, modification or repeal of this Article, adoption of any provision in this Certificate of Incorporation, or change in the law or interpretation of the law shall adversely affect any right or protection of any person under this Article with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal, adoption or change.

ARTICLE 10
Stockholder Action

Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation. Special meetings of the stockholders may not be called by any other person or persons.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 2018.

________________________________
Dennis M. O’Leary
Secretary

A-5

EXHIBIT B

Form of Surviving Company Bylaws

B-1

AMENDED & RESTATED

BYLAWS

OF

DARKPULSE TECHNOLOGY HOLDINGS INC

Dated: ______ ___, 2018

B-2

i

ii

Page
ARTICLE VIII. MISCELLANEOUS PROVISIONS
Section 8.1. Corporate Seal	14
Section 8.2. Fiscal Year	14
Section 8.3. Checks, Drafts, Notes	14
Section 8.4. Notice and Waiver of Notice	14
Section 8.5. Examination of Books and Records	15
Section 8.6. Voting Upon Shares Held by the Corporation	15
ARTICLE IX. AMENDMENTS
Section 9.1. Amendment	15
iii

AMENDED & RESTATED BYLAWS OF DARKPULSE TECHNOLOGY HOLDINGS INC

ARTICLE I.

OFFICES

Section 1.1.         Principal Office. The principal office of the Corporation shall be at ________________ or in such other location as the Board of Directors may, from time to time, determine.

Section 1.2.         Registered Office. The registered office of the Corporation shall be at 11 E 80th Street, 4B, New York, New York, 10075.

Section 1.3.         Other Offices. The Corporation may also have offices at such other places, both within and without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDER MEETINGS

Section 2.1.         Annual Meeting. The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Corporation's Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, at such time, on such day and at such place, within or without the State of New York, as may be designated by the Board of Directors.

Section 2.2.         Special Meetings. In addition to such special meetings as are provided by law or the Corporation's Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock for any purpose or purposes, may be called at any time by the Board of Directors and may be held on such day, at such time and at such place, within or without the State of New York, as shall be designated by the Board of Directors.Section 2.3.

Section 2.3.         Notice of Meetings and Adjourned Meetings. Except as otherwise provided by law, written notice of any meeting of Stockholders (i) shall be given either by personal delivery or by mail to each Stockholder of record entitled to vote thereat, (ii) shall be in such form as is approved by the Board of Directors, and (iii) shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting. Further, a written waiver of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

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Section 2.4.         Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall keep a complete list of Stockholders entitled to vote at meetings or any adjournments thereof, arranged in alphabetical order, in accordance with applicable law and shall make same available prior to and during each Stockholders' meeting for inspection by the Corporation's Stockholders as required by law. The Corporation's original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

Section 2.5.         Quorum. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, the holders of a majority of the Corporation's stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.6.         Organization. Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the Stockholders.

Section 2.7.         Voting. Each Stockholder of record, as determined pursuant to Section 2.8, who is entitled to vote in accordance with the terms of the Corporation's Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation. Every Stockholder entitled to vote at any Stockholders' meeting may authorize another person or persons to act for him by proxy pursuant to Section 2.11, provided that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder's attendance at any meeting shall not have the effect of revoking a previously granted proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting. Except as otherwise provided by law, by the Corporation's Certificate of Incorporation or these Bylaws, all elections of directors and all other matters before the Stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question. In the election of directors, votes may not be cumulated.

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Section 2.8.         Stockholders Entitled to Vote. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of Stockholders, or, in the case of corporate action by written consent in accordance with the terms of Section 2.10, not more than sixty (60) days prior to such action, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date is fixed as aforesaid.

Section 2.9.         Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

Section 2.10.     Action by Written Consent. Unless otherwise provided by law or the Corporation's Certificate of Incorporation, any action required or permitted to be taken by the Stockholders of the Corporation may be taken without prior notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the Stockholders by written consent. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

Section 2.11.     Authorization of Proxies. Without limiting the manner in which a Stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority. A Stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the Stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A Stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.12.     Inspectors and Voting Procedures.

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(a)             The Corporation shall, in advance of any meeting of Stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)             The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)             The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Stockholder shall determine otherwise.

(d)             In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the Business Corporation Law of the State of New York.

ARTICLE III.

DIRECTORS

Section 3.1.         Management. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Corporation's Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 3.2.         Number and Term. The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than one (1) member who shall be elected annually by the Stockholders except as provided in Section 3.4. Directors need not be Stockholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.

Section 3.3.         Quorum and Manner of Action. At all meetings of the Board of Directors a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation's Certificate of Incorporation or these Bylaws. When the Board of Directors consists of one director, the one director shall constitute a majority and a quorum. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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Section 3.4.         Vacancies. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, in the case of any increase in the authorized number of directors or of any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled by majority vote of the directors remaining on the whole Board of Directors although less than a quorum, or by a sole remaining director. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by a majority of the directors who will remain on the whole Board of Directors, although less than a quorum, or by a sole remaining director. Any director elected or chosen as provided herein shall serve until the sooner of: (i) the unexpired term of the directorship to which he is appointed; (ii) until his successor is elected and qualified; or (iii) until his earlier resignation or removal.

Section 3.5.         Resignations. A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective.

Section 3.6.         Removals. Any director or the entire Board of Directors may be removed, with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.4.

Section 3.7.         Annual Meetings. The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary. If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.9 for special meetings of the Board of Directors or in a waiver of notice thereof.

Section 3.8.         Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

Section 3.9.         Special Meetings. Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of one-third (1/3) of the members of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings, if mailed, shall be mailed to each director not later than two (2) days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice unless so required by the Corporation's Certificate of Incorporation or by these Bylaws. Any and all business may be transacted at a special meeting, unless limited by law, the Corporation's Certificate of Incorporation or by these Bylaws.

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Section 3.10.     Organization of Meetings. At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by these Bylaws or required by law.

Section 3.11.     Place of Meetings. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of New York, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

Section 3.12.     Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fees and expenses, if any, of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such committee meetings.

Section 3.13.     Action by Unanimous Written Consent. Unless otherwise restricted by law, the Corporation's Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee. Such written consent may be an electronic transmission (e-mail) or other written evidence that such person has agreed to the proposed action, even if no signature is attached, so long as the transmission can reasonably be determined to have originated from the Director.

Section 3.14.     Participation in Meetings by Telephone. Unless otherwise restricted by the Corporation's Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in such manner shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

ARTICLE IV.

COMMITTEES OF THE BOARD

Section 4.1.         Membership and Authorities. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one (1) or more Directors to constitute an Executive Committee and such other committees as the Board of Directors may determine, each of which committees to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law, the Corporation's Certificate of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

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Section 4.2.         Minutes. Each committee designated by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 4.3.         Vacancies. The Board of Directors may designate one (1) or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

Section 4.4.         Telephone Meetings. Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.4 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.5.         Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings. Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V.

OFFICERS

Section 5.1.         Number and Title. The elected officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, who must be a member of the Board of Directors, a Chief Executive Officer, a Treasurer, and one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. One person may hold any two or more of these offices and any one or more of the Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

Section 5.2.         Term of Office; Vacancies. So far as is practicable, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal. All appointed officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 5.3.         Removal of Elected Officers. Any elected officer may be removed at any time, with or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose.

Section 5.4.         Resignations. Any officer may resign at any time upon written notice of resignation to the President, Secretary or Board of Directors of the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

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Section 5.5.         The Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Stockholders and Board of Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

Section 5.6.         The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board (if one is elected), the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the stockholders, the Board of Directors, or the Executive Committee from time to time.

Section 5.7.         President. The President shall act as chief executive officer in the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, to perform the duties and exercise the powers of the Chief Executive Officer. The President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The President shall perform such other duties as from time to time may assigned to him by the Chief Executive Officer, the Board of Directors or the Executive Committee.

Section 5.8.         Vice Presidents. The several Vice Presidents shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Chief Executive Officer, the President or the Board of Directors.

Section 5.9.         Secretary. The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors as shall designate him to serve. He shall give, or cause to be given, notice of all meetings of the Stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of secretary or as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, or any other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of any Assistant Secretary or by the signature of such other person so affixing such seal.

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Section 5.10.     Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the President or the Secretary. The Assistant Secretary or such other person as may be designated by the Chief Executive Officer or President shall exercise the powers of the Secretary during that officer's absence or inability to act.

Section 5.11.     Treasurer. The Treasurer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.12.     Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the President or the Treasurer. The Assistant Treasurer or such other person designated by the Chief Executive Officer or the President shall exercise the power of the Treasurer during that officer's absence or inability to act.

Section 5.13.     Subordinate Officers. The Board of Directors may (i) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (ii) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

Section 5.14.     Salaries and Compensation. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 5.13.

ARTICLE VI.

INDEMNIFICATION

Section 6.1.         Indemnification of Directors and Officers.

(a)             The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director or officer of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the Business Corporation Law of the State of New York, upon such determination having been made as to such person's good faith and conduct.

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(b)             Expenses (including attorneys' fees) incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI.

(c)             It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Corporation's Certificate of Incorporation, these Bylaws, agreement, the vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(d)             The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

Section 6.2.         Indemnification of Others.

(a)             The corporation may, in its sole discretion, indemnify to the extent of the provisions set forth in Section 6.1 above, any person, other than an officer or director, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, because he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. Any such employee or agent desiring indemnification shall make written application for such indemnification to the board of directors of the corporation. A special meeting of the directors shall be called within ten (10) days after receipt of such application to determine if the person so applying shall be indemnified, and if so, to what extent.

ARTICLE VII.

CAPITAL STOCK

Section 7.1.         Certificates of Stock. Certificates of stock shall be issued to each Stockholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Certificate of Incorporation and as approved by the Board of Directors. The certificates shall be signed by (i) the Chairman of the Board, the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2.         Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 7.3.         Fixing Date for Determination of Stockholders of Record for Certain Purposes.

(a)             In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action. In such a case, only Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

(b)             If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.4.         Dividends. Subject to the provisions of the Corporation's Certificate of Incorporation, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient. Such dividends may be paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

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Section 7.5.         Registered Stockholders. Except as expressly provided by law, the Corporation's Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

Section 7.6.         Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.1.         Corporate Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 8.2.         Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.3.         Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

Section 8.4.         Notice and Waiver of Notice. Whenever notice is required to be given to any director or Stockholder under the provisions of applicable law, the Corporation's Certificate of Incorporation or these Bylaws, such notice shall be in writing and delivered either (i) personally, or (ii) by registered or certified mail, or (iii) by telegram, telecopy, or similar facsimile means (delivered during the recipient's regular business hours). Such notice shall be sent to such director or Stockholder at the address or telecopy number as it appears on the records of the Corporation, unless prior to the sending of such notice he has designated, in a written request to the Secretary of the Corporation, another address or telecopy number to which notices are to be sent. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail. Whenever notice is required to be given under any provision of law, the Corporation's Certificate of Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation's Certificate of Incorporation or these Bylaws.

12

Section 8.5.         Examination of Books and Records. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Stockholders, and the Stockholders' rights in this respect are and shall be restricted and limited accordingly.

Section 8.6.         Voting Upon Shares Held by the Corporation. Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, if one shall be elected, or the President, if a Chairman of the Board of Directors shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of Stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

ARTICLE IX.

AMENDMENTS

Section 9.1.         Amendment. Except as otherwise expressly provided in the Corporation's Certificate of Incorporation, the directors, by the affirmative vote of a majority of the entire Board of Directors and without the assent or vote of the Stockholders, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, make, repeal, alter, amend or rescind any of these Bylaws. The Stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the holders of not less than a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article IX as one class.

[Remainder of page intentionally left blank.]

13

CERTIFICATE BY SECRETARY

The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation effective on ______ ___, 2018.

IN WITNESS WHEREOF, I have signed this certification effective as of the ___ day of ______, 2018.

Dennis M. O’Leary, Secretary

[see attached]

B-14

EXHIBIT C

[Intentionally deleted]

C-1

EXHIBIT D

[Intentionally deleted]

D-1

EXHIBIT E

[Intentionally deleted]

E-1

EXHIBIT F

[Intentionally deleted]

F-1

EXHIBIT G

Form of Indemnification Agreement

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made effective as of the 27th day of April, 2018 by and among Klever Marketing, Inc., a Delaware corporation (“Parent”), and Paul G. Begum and Robert Campbell (Mr. Begum and Mr. Campbell together the “Indemnifying Parties”).

WHEREAS, Paul G. Begum was previously the CEO, President and Chairman of the Board and a stockholder of Parent.

WHEREAS, Robert Campbell was previously the CFO and a director of Parent.

WHEREAS, DarkPulse Technologies Inc., a New Brunswick corporation (the “Company”), DPTH Acquisition Corporation, a Utah corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), and Parent have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 27, 2018, whereby Merger Subsidiary would merge (the “Merger”) with and into the Company and the Company would thereby become a wholly owned subsidiary of Parent; and

WHEREAS, it is a condition to the obligation of the Company to effect the closing of the transactions contemplated by the Merger Agreement that Parent and the Indemnifying Parties have entered into this Indemnification Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.       Indemnification by the Indemnifying Parties.

(a)       Indemnification Relating to Representations and Warranties. The Indemnifying Parties hereby agree, jointly and severally, to indemnify and hold Parent harmless from and after the date of this Indemnification Agreement from and against all damage it actually suffers as a result of any and all losses, injuries, damages or deficiencies sustained by Parent in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act or omission of Parent prior to the Merger Time (as defined in the Merger Agreement), including all judgments, costs, fees (including reasonable attorneys’ fees), and other reasonable out of pocket expenses incident to the foregoing, except for claims relating to the Parent indebtedness represented by the promissory notes identified on Exhibit A hereto, in regard to which the Indemnifying Parties shall never have any indemnification obligations. In further consideration of the Indemnifying Parties’ indemnification obligations herein, Indemnifying Parties, or their assign(s), shall have the option to purchase the legacy assets of Parent as held by Parent prior the closing of the Merger for the purchase price consisting of (i) the assumption of all present and future liabilities associated with such assets, and (ii) the payment of $10.00.

(b)       Notification and Opportunity to Confer and Defend.   Parent agrees that it will (i) notify the Indemnifying Parties within seven (7) business days of Parent senior management becoming aware of a situation that is reasonably likely to give rise to a claim for indemnification under the Indemnification Agreement and (ii) cooperate in a reasonable manner with Indemnifying Party and at the Indemnifying Party’s expense, with respect to the defense and disposition of such claim; provided, however, that: (A)  notwithstanding anything to the contrary in this agreement, Indemnifying Parties shall have control of the defense or settlement; (B) the Indemnifying Party shall not enter into any settlement that obligates the Parent to take any action or incur any expense without the Parent’s prior written consent, and (C) the Parent shall have the right to be represented by independent counsel of its  own choosing, at its own expense, in connection with any such claim or suit. If the Indemnifying Parties fail to defend such suit, then the Parent, through counsel of its choice, shall, at the expense of the Indemnifying Parties, have the right to conduct the defense of such claim; provided however that the Parent shall not enter into any settlement that obligates the Indemnifying Parties to take any action or incur any expense without the Indemnifying Parties’ prior written consent (which shall not be unreasonably withheld).   Any failure to notify the Indemnifying Parties within the seven (7) day period above shall not release the Indemnifying Parties from their respective obligations to indemnify Parent as provided in this Section 1, except to the extent that such failure has materially prejudiced the Indemnifying Parties’ ability to defend or resolve such claim on a more favorable basis.

G-1

2.       Procedures for Indemnification. Parent shall give the Indemnifying Parties written notice, in reasonable detail, of all claims for indemnification being made by Parent against the Indemnifying Parties under the applicable provisions of this Indemnification Agreement and the amount of such claims (“Notice of Claim”). If requested in writing by the Indemnifying Parties within fifteen (15) days after receipt of the Notice of Claim, the Chief Executive Officer of Parent shall meet with the Indemnifying Parties within ten (10) business days thereafter to attempt to amicably resolve the dispute that is the subject of the Notice of Claim. The Indemnifying Parties must give Parent written notice of their intent to dispute the amount of a claim within thirty (30) business days of receipt of a Notice of Claim. The eventual payment by the Indemnifying Parties of any disputed amount shall include accrued interest of 8% per annum on the disputed amount from the date of payment by Parent of the disputed claim to the date of the payment to Parent by the Indemnifying Parties of such amount.

3.       Counterparts. This Indemnification Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto.

4.       Governing Law. This Indemnification Agreement shall be governed by the laws of the State of Delaware without giving effect to conflict-of-laws principles.

5.       Arbitration. Any unresolved dispute or controversy arising under or in connection with this Indemnification Agreement or the transactions contemplated hereby shall be settled exclusively by arbitration, conducted before a single arbitrator in Wilmington, Delaware in accordance with the rules of the American Arbitration Association then in effect. To the extent not prohibited by governing law and to the extent not inconsistent with the rules of the American Arbitration Association then in effect, the arbitrator shall have full power and discretion to (i) authorize, direct and administer discovery, (ii) determine all threshold issues (e.g., jurisdiction, adequacy of notice, arbitrability, enforceability and scope), (iii) determine the applicability of statutes of limitations, (iv) apply any substantive or procedural rule of law, privilege or other standard, (v) receive evidence, with or without hearings, in such form and manner as may be appropriate under the circumstances, (vi) issue summary judgment or comparable disposition, (vii) allocate the costs and expenses of arbitration and enforcement, including attorney’s fees, and (viii) provide for such remedies or relief, including provisional or temporary relief but excluding punitive damages, as equity or circumstances may warrant. The arbitrator shall not, however, have the authority to add to, detract from or modify any provision hereof. A decision by the arbitrator shall be final and binding, without right of appeal for error or manifest disregard of law. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

G-2

6.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Indemnifying Parties, or any of them, to:

Paul Begum

30251 Golden Lantern St.

Suite E PMB 411

Laguna Niguel, CA 92677

Robert Campbell

991 Rippey St.

El Cajon, CA 92020

with a copy to:

Julian D Jensen, P.C.

311 S. State St. #380

Salt Lake City, UT 84111

If to Parent to:

c/o Dennis M. O’Leary, President
DarkPulse Technologies, Inc.
8760 Virginia Meadows Dr.

Manassas, VA 20109

with a copy to:

Brunson Chandler & Jones, PLLC
c/o Lance Brunson, Esq.

Walker Center
175 S. Main Street, 14th Floor
Salt Lake City, UT 84111

7.       Severability. If any term or other provision of this Indemnification Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Indemnification Agreement shall nevertheless remain in full force and effect.

8.       Entire Agreement. This Indemnification Agreement constitutes the entire agreement with respect to the subject matter hereof.

[Signature Page Follows]

G-3

KLEVER MARKETING, INC.

By:	/s/ Dennis M. O’Leary
Name:	Dennis M. O’Leary
Its:	President and Chairman

/s/ Paul Begum
Paul Begum

/s/ Robert Campbell
Robert Cambell

[Signature Page to Indemnification Agreement]

G-4

EXHIBIT A

Section 1(a)(i) Form of Promissory Notes

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $__________

Issue Date: April __, 2018

FOR VALUE RECEIVED, Klever Marketing, Inc., a Delaware corporation (the “Issuer”), issues this convertible promissory note (the “Note”) and promises to pay to ________________________________, a __________resident having an address of _____________, ________________, or his assigns (the “Holder”) the principal amount of $_________ (the “Principal Sum”), plus interest and any other fees according to the terms herein. This Note will become effective only upon execution by both parties.

The maturity date (the “Maturity Date”) of this Note is two years from the issue date referenced above (the “Issue Date”) and is the date upon which the Principal Sum, as well as any unpaid interest and other fees due hereunder, shall be due and payable.

1.        Interest. No interest shall accrue on the Principal Sum except as set forth in Section 6 below.

2.        Conversion. The Holder has the right, at any time after the Issue Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum, as well as any other fees pursuant to the terms hereof but not including interest, into shares of fully paid and non-assessable shares of common stock of the Issuer per the following conversion formula: number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price (as defined hereinafter). The “Conversion Price” shall be the average of the closing prices of such common stock during the three (3) trading days immediately preceding the conversion as reported on OTCMarkets.com or a successor website. Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of the Issuer. Conversions may be delivered to the Issuer by method of the Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery). If no objection is delivered from the Issuer to the Holder regarding any variable or calculation within a conversion notice provided by the Holder to the Issuer within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Issuer shall deliver the shares from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of conversion notice delivery.

3.        Conversion Delays. If the Issuer fails to deliver shares in accordance with the timeframe stated in Section 2, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Issuer (under the Holder’s and the Issuer’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $100 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of the Note (under the Holder’s and the Issuer’s expectations that any penalty amounts will tack back to the original date of the Note).

4.        Lock Up; Leak Out. The Holder agrees that for all shares of the Issuer’s common stock issued to the Holder hereunder, the Holder shall not sell any such shares for at least two days after receipt of such shares (such that Holder’s broker shall not sell short any shares after issuing a notice of conversion but before Holder’s broker receives conversion shares). The Holder also agrees that the Holder shall not sell a number of shares of Issuer’s common stock on any trading day exceeding (i) ten percent (10%) of the daily trading volume of the Issuer’s common stock (the “Trading Volume”) during any trading day when the Trading Volume is less than 200,000 shares, or (ii) twenty percent (20%) of the Trading Volume during any trading day when the Trading Volume is equal to or greater than 200,000 shares.

G-A-1

5.        Default. The following are events of default under this Note: (i) the Issuer shall fail to pay any shares upon a conversion of this Note when due and payable hereunder; or (ii) a receiver, trustee or other similar official shall be appointed over the Issuer or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iii) the Issuer shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (iv) the Issuer shall make a general assignment for the benefit of creditors; or (v) the Issuer shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vi) an involuntary proceeding shall be commenced or filed against the Issuer; or (vii) the Issuer shall lose its status as “DTC Eligible,” or the Issuer’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (viii) the Issuer shall become delinquent in its filing requirements as a fully-reporting issuer registered with the United States Securities and Exchange Commission (the “SEC”); or (ix) the Issuer shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, the requirements to complete XBRL filings, and the posting of such filings on the Issuer’s website.

6.        Remedies. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 6. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

7.        No Shorting. The Holder agrees that so long as this Note from the Issuer to the Holder remains outstanding, the Holder will not enter into or effect any short sales of the common stock of the Issuer or hedging transactions which establish a net short position with respect to the common stock of the Issuer. The Issuer acknowledges and agrees that upon delivery of a conversion notice by the Holder, the Holder immediately owns the shares of common stock described in the conversion notice, and any sale of those shares issuable under such conversion notice would not be considered short sales.

8.        Assignability. The Issuer may not assign this Note. This Note will be binding upon the Issuer and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone without the Issuer’s approval.

9.        Governing Law. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Utah, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Delaware or in the federal courts located in Salt Lake City, Utah. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

10.     Delivery of Process by the Holder to the Issuer. In the event of any action or proceeding by the Holder against the Issuer, and only by the Holder against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known address as set forth in its most recent SEC filing.

G-A-2

11.     Attorney Fees. If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

12.     Notices. Any notice required or permitted hereunder (including conversion notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

In witness whereof, the Issuer and the Holder have executed this Note effective as of the Issue Date set forth above.

THE ISSUER:	THE HOLDER:

Klever Marketing, Inc.	[Name]

Name:	Individually
Title:

G-A-3

EXHIBIT B

[Reserved]

G-B-1

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.3(a) - Capitalization

Outstanding Capital Stock of DarkPulse Technologies Inc.

As of the date hereof, there are issued and outstanding 1,000 shares of Common Stock, including 117.65 shares of common stock reserved for issuance pursuant to an Employee Stock Option Plan. Each share of Common Stock is entitled to one vote. There are no other shares of capital stock issued, reserved for issuance or issuable upon conversion of convertible securities.

As of the date hereof, the shares of Common Stock issued and outstanding, are held as set forth on the following table:

Name	Number & Class of Shares Held
Fantastic North America Inc.	676.47
Dr. Anthony Brown	58.82
Dr. Thomas A. Cellucci	94.12
Stephen Goodman	11.76
Mark Banash	11.76
David Singer	11.76
Brunson Chandler & Jones, PLLC	17.65
Employee Stock Option Plan Reserve	117.65
Total	1,000.00

G-5

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.3(b) & 2.3(c) - Capitalization Continued

None.

G-6

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.6(a) - Tax Matters

None.

G-7

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.6(d) - Tax Matters Jurisdictions

Canada

G-8

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.6(f) - Extensions

None.

G-9

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.7 - Contracts and Commitments

Material Contracts

Convertible Debenture (Secured) -Term Debenture with The University of New Brunswick.

G-10

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.8 - Affiliate Transactions

None.

G-11

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.9(b) - Compliance with Laws; Permits

None.

G-12

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.11 - Undisclosed Liabilities

None.

G-13

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.13 - Real Property

None.

G-14

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.16 - Absence of Certain Developments

None.

G-15

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.17(a) - Employees

None, although the Company anticipates entering into employment agreements with its executive officers at or following the Closing.

G-16

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.18 - Proprietary Information and Inventions

Patents assigned to DarkPulse Technologies Inc. by Dr. Anthony Brown.

G-17

DarkPulse Technologies Inc.

Disclosure Schedules

To

Agreement and Plan of Merger

By and Among

Klever Marketing, Inc.

DarkPulse Technologies Inc.,

and DPTH Acquisition Corporation

Schedule 2.19 - Intellectual Property

Patents assigned to DarkPulse Technologies Inc. by Dr. Anthony Brown.

G-18

Klever Marketing
Disclosure Schedules
to
Agreement and Plan of Merger
By and Among
Klever Marketing, Inc.
DarkPulse Technology Holdings Inc., and
DPTH Acquisition Corporation

Schedule 3.3 (a) – Capitalization

•	Shares of Klever Shareholders in merger time pre-reverse	stock split:	89,680,567

•	Shares of Klever Shareholder in merger time post-reverse	stock split:	15,000,000*

•	Outstanding shares of surviving Company immediately post-merger	closing:	100,000,000

Shares of Officers, Directors and 5% Holders, Pre-Split:

Shareholder	Shares: 12/2017	New Shares Issued	Total	%
Paul Begum	11,688,196	8,650,000	20,388,196	22.7%
Robert Campbell	4,669,000	7,383,000	12,052,000	13.4%
Jerry Wright	500,000	3,325,000	3,825,000	4.3%
PSF, Inc.	0	9,000,000	9,000,000	10%
Totals		28,358,000	45,265,196

Post-Split Shares:

Shareholder	Post-Split Shares	%
Paul Begum	3,401,138	3.41%
Robert Campbell	2,015,822	2.01%
Jerry Wright	556,140	>1%
PSF, Inc.	1,505,343	1.5%
Totals	7,487,443	7.5%

*Klever present management has warranted at closing there will be no other shares outstanding, all preferred shares will be cancelled and all pre-merger stock rights will be cancelled.

G-19

Schedule 3.3 (c) – Convertible Securities

None

Schedule 3.6 (a) (c) (d) (f) and (i) – Tax Matters

a)	All current Tax returns have been filed with a copy delivered

c)	Affirmed

d)	Affirmed

f)	Affirmed

i)	Affirmed

Schedule 3.7 (a) & 3.7 (b) – Marketing Contracts and Liabilities at Closing

None – Except notes in Schedule 6.3 (r)

Schedule 3.10 to 3.27 – Miscellaneous Potential ____ and Obligations

3.10 (b)	Late Filings - None
3.10 (c)	Carry Over Liabilities - None
3.11	Post Filing Liabilities - None
3.13	Real Property - None
3.16	Material Adverse Developments - None
3.18 (a) & (b)	Employees - None
3.19	Employees NDA - None
3.20	Intellectual Property / No Violating Conduct - None
3.27	Prepaid Assets - None
4.1	Conduct Pre Closing - None

Schedule 6.3 (r) – Carry Over Notes

Four convertible promissory notes to named creditors as delivered

G-20